Exhibit A

AGREEMENT REGARDING THE JOINT FILING OF
SCHEDULE 13G
_________________

The undersigned hereby agree as follows:

(i)  Each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them; and

(ii)  Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated February 14, 2013
TOWER THREE HOME LLC

By:	Tower Three Partners Fund I LP,
its managing member
By:	Tower Three Partners Fund I GP LP,
its general partner
By:	Tower Three Partners Fund I GP LLC,
its general partner
By:	Forrest Tower Three CI, LLC,
its managing member

By:	/s/ William D. Forrest
	Name:	William D. Forrest
	Title:	Managing Member

TOWER THREE PARTNERS FUND I LP

By:	Tower Three Partners Fund I GP LP,
its general partner
By:	Tower Three Partners Fund I GP LLC,
its general partner
By:	Forrest Tower Three CI, LLC,
its managing member

By:	/s/ William D. Forrest
	Name:	William D. Forrest
	Title:	Managing Member

TOWER THREE PARTNERS FUND I GP LP

By:	Tower Three Partners Fund I GP LLC,
its general partner
By:	Forrest Tower Three CI, LLC,
its managing member

By:	/s/ William D. Forrest
	Name:	William D. Forrest
	Title:	Managing Member

TOWER THREE PARTNERS FUND I GP LLC

By:	Forrest Tower Three CI, LLC,
its managing member

By:	/s/ William D. Forrest
	Name:	William D. Forrest
	Title:	Managing Member

FORREST TOWER THREE CI, LLC

By:	/s/ William D. Forrest
	Name:	William D. Forrest
	Title:	Managing Member

WILLIAM D. FORREST

/s/ William D. Forrest